EXHIBIT 11

                       TRAVEL SERVICES INTERNATIONAL, INC.
                 SCHEDULE OF COMPUTATIONS OF EARNINGS PER SHARE
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
                                                                                                           BASIC       DILUTED
                                                                                                          WEIGHTED     WEIGHTED
                                                                                                          AVERAGE      AVERAGE
                                                                                             SHARES        SHARES       SHARES
                                                                                           ------------ ------------ ------------
HISTORICAL:
For the year ended December 31, 1998
    Shares attributable to Auto Europe, accounting acquiror, at beginning of period          1,083,334    1,083,334    1,083,334

    Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344    1,997,344    1,997,344

    Shares issued in consideration for acquisition of Other Founding Companies               2,338,891    2,338,891    2,338,891

    Shares issued to founders and management of TSI                                          2,484,501    2,484,501    2,484,501

    Sold pursuant to the Offering                                                            2,875,000    2,875,000    2,875,000

    Shares issued in consideration for acquisition of Trax Software                             32,985       32,985       32,985

    Shares issued in consideration for acquisition of Diplomat                                  21,821       20,326       20,326

    Shares issued in consideration for acquisition of Goldcoast                                163,755      139,080      139,080

    Shares issued in consideration for acquisition of AutoNet                                    2,183        1,435        1,435

    Shares issued in consideration for acquisition of Lexington                                283,990      163,392      163,392

    Shares issued in consideration for acquisition of 1-800-CRUISES                             36,546       13,918       13,918

    Shares issued in consideration with the secondary stock offering                         2,025,000      893,219      893,219

    Exercised options                                                                           31,619       31,619       31,619

    Options granted                                                                          1,706,228                   441,152
                                                                                           ------------ ------------ ------------
    Shares used in computing earnings per share for the year ended December 31, 1998        15,083,197   12,075,044   12,516,196
                                                                                           ============ ============ ============

FOR THE YEAR ENDED DECEMBER 31, 1999

    Shares attributable to Auto Europe, accounting acquiror, at beginning of period          1,083,334    1,083,334    1,083,334

    Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344    1,997,344    1,997,344

    Shares issued in consideration for acquisition of Other Founding Companies               2,338,891    2,338,891    2,338,891

    Shares issued to founders and management of TSI                                          2,484,501    2,484,501    2,484,501

    Sold pursuant to the Offering                                                            2,875,000    2,875,000    2,875,000

    Shares issued in consideration for acquisition of Trax Software Shares                      32,985       32,985       32,985
    issued in consideration for acquisition of Trax Software                                     4,000          701          701

    Shares issued in consideration for acquisition of Diplomat                                  21,821       21,821       21,821

    Shares issued in consideration for acquisition of Goldcoast                                163,755      163,755      163,755

    Shares issued in consideration for acquisition of AutoNet                                    2,183        2,183        2,183

    Shares issued in consideration for acquisition of Lexington                                283,990      283,990      283,990

    Shares issued in consideration for acquisition of 1-800-CRUISES                             36,546       36,546       36,546

    Shares issued in consideration for acquisition of AHI                                      145,400      133,051      133,051

    Shares issued in consideration for acquisition of Lifestyles                               248,600      227,486      227,486

    Additional Shares issued in consideration for acquisition of Lifestyles                    144,928       60,354       60,354

    Shares issued in connection with the secondary stock offering                            2,025,000    2,025,000    2,025,000

    Exercised options                                                                           73,808       73,808       73,808

    Options granted                                                                          2,100,110            -       43,860
                                                                                           ------------ ------------ ------------
    SHARES USED IN COMPUTING EARNINGS PER SHARE FOR THE YEAR ENDED DECEMBER 31, 1998        16,062,196   13,840,750   13,884,610
                                                                                           ============ ============ ============
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